                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                 Only
[ ]  Definitive Additional Materials               (as permitted by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or 240.14a-12

                      THE COAST DISTRIBUTION SYSTEM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

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     (4)  Date Filed:

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

                      THE COAST DISTRIBUTION SYSTEM, INC.
                              350 WOODVIEW AVENUE
                         MORGAN HILL, CALIFORNIA 95037
                                 (408) 782-6686
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 22, 2000

     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of The Coast Distribution System, Inc., a Delaware corporation (the "Company"), will be held at the Executive Offices of the Company, 350 Woodview Avenue, Morgan Hill, California, on Tuesday, August 22, 2000, at 10:00 A.M., Pacific Time, for the following purposes, as more fully described in the accompanying Proxy Statement:

     (1) To elect the following Class III nominees to serve as directors of the Company for a term of three years or until their successors are elected and have qualified:

                               Thomas R. McGuire
                                 Ben A. Frydman

     (2) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on July 5, 2000 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          Sandra A. Knell
                                          Secretary

July 21, 2000

     YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY.

     ANY STOCKHOLDER PRESENT AT THE MEETING MAY WITHDRAW HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. STOCKHOLDERS ATTENDING THE MEETING WHOSE SHARES ARE HELD IN THE NAME OF A BROKER OR OTHER NOMINEE WHO DESIRE TO VOTE THEIR SHARES AT THE MEETING SHOULD BRING WITH THEM A PROXY OR LETTER FROM THAT FIRM CONFIRMING THEIR OWNERSHIP OF SHARES.

                      THE COAST DISTRIBUTION SYSTEM, INC.
                              350 WOODVIEW AVENUE
                         MORGAN HILL, CALIFORNIA 95037
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 22, 2000
                            ------------------------

                                  INTRODUCTION

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of The Coast Distribution System, Inc., a Delaware corporation (the "Company"), for use at its 2000 Annual Meeting of Stockholders to be held on Tuesday, August 22, 2000, at 10:00 A.M., at the executive offices of the Company, 350 Woodview Avenue, Morgan Hill, California 95037. It is contemplated that this solicitation of proxies will be made exclusively by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, directors, officers and employees of the Company may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by the Company.

     Holders of shares of common stock of the Company ("stockholders") who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to the Secretary of the Company, 350 Woodview Avenue, Morgan Hill, California 95037, in writing prior to or at the meeting or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the election, as directors, of the nominees named in this Proxy Statement. This Proxy Statement is first being mailed to stockholders on or about July 24, 2000.

                               VOTING SECURITIES

     The shares of common stock constitute the only class of outstanding voting securities of the Company. Only the stockholders of the Company of record as of the close of business on July 5, 2000 (the "Record Date"), will be entitled to vote at the meeting or any adjournment or postponement thereof. As of the Record Date, there were 4,330,654 shares of common stock outstanding and entitled to vote. Each stockholder is entitled to one vote for each share of common stock held as of the Record Date. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present. For any matter, other than the election of directors, that requires the affirmative vote of a majority of the shares present and voting at the annual meeting, an abstention will have the same effect as a vote against a proposal and a broker non-vote will not be counted as having been voted on such matter and, therefore, will have no effect on the outcome of a proposal.

     All stockholders entitled to vote at the Annual Meeting of Stockholders may cumulate their votes in the election of directors. With cumulative voting, each stockholder is entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares of common stock held by such stockholder, and those votes may be cast for a single candidate for director or distributed among as many candidates as such stockholder desires. However, in accordance with the applicable provisions of the Company's Certificate of Incorporation, no stockholder may cumulate votes for any candidate for director unless the name of such candidate is placed in nomination before the voting and any stockholder gives notice, at the Annual Meeting and before the voting, of such stockholder's intention to cumulate his or her votes. If such notice is given by any stockholder entitled to vote at the Annual Meeting, then every stockholder entitled to vote at the Annual Meeting will be entitled to cumulate his or her votes in the election of directors. The proxies solicited by the Board of Directors confer discretionary authority in the proxy holders to cumulate votes and to allocate such votes among the nominees of the Board of Directors as such proxy holders deem appropriate so that, if shares are voted cumulatively in the election of directors, the maximum number of such nominees will be elected. Such proxy holders do not intend to cumulate votes at the Annual Meeting, but they reserve the right to do so if cumulative voting is properly elected by a stockholder of the Company that is not one of the proxy holders.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of July 5, 2000, information regarding the ownership of the Company's outstanding common stock by each person known to management to own, beneficially or of record, more than five percent (5%) of the common stock and by each director and executive officer of the Company and all directors and executive officers of the Company as a group.

                  NAME AND ADDRESS                      AMOUNT AND NATURE OF        PERCENT
                 OF BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP(1)      OF CLASS
                 -------------------                   -----------------------      --------
Thomas R. McGuire....................................          702,913(2)             16.0%
  350 Woodview Avenue
  Morgan Hill, CA 95037
Dimensional Fund Advisors Inc........................          395,500(3)              9.1%
  1299 Ocean Avenue
  Santa Monica, CA 90401
Ben A. Frydman.......................................           15,000(4)                *
Robert S. Throop.....................................           17,000(4)                *
John W. Casey........................................           11,000(4)                *
Sandra A. Knell......................................          103,632(5)              2.4%
Jeffrey R. Wannamaker................................           93,657(5)              2.1%
David A. Berger......................................           75,998(5)              1.7%
Dennis A. Castagnola.................................           35,911(5)                *
Stephen Bartolotta...................................           37,500(5)                *
All directors and officers as a group (9 persons)....        1,092,611(6)             23.3%

---------------
 *  Less than 1%.

(1) Except as otherwise noted below, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

(2) Does not include an aggregate of 50,016 shares held by Mr. McGuire's adult children, as to which Mr. McGuire disclaims beneficial ownership. Includes 58,834 shares subject to outstanding stock options exercisable during the 60-day period ending September 3, 2000.

(3) In a report filed with the Securities and Exchange Commission, Dimensional Fund Advisors, Inc., a registered investment advisor ("DFA"), has reported that all 395,500 shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open ended investment company or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans for which DFA serves as investment manager. DFA disclaims beneficial ownership of all such shares.

(4) Includes shares subject to outstanding stock options, as follows: Mr. Frydman -- 14,000 shares; Mr. Throop -- 12,000 shares, and Mr.
    Casey -- 4,000 shares.

(5) Includes shares subject to outstanding stock options exercisable during the 60-day period ending September 3, 2000 as follows: Mrs. Knell -- 75,667 shares; Mr. Wannamaker -- 75,667 shares; Mr. Berger -- 57,667 shares; Mr. Castagnola -- 30,167 shares; and Mr. Bartolotta -- 37,5000 shares.

(6) Includes 365,502 shares subject to outstanding stock options exercisable during the 60-day period ending September 3, 2000.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     The authorized number of directors is, and as of the date of the Annual Meeting will be, a total of four. The Company's Bylaws provide for a classified Board of Directors with one class of directors elected each year for a term of three years. The Directors in Class III, Thomas R. McGuire and Ben A. Frydman, hold office until the 2000 Annual Stockholders' Meeting; the Director in Class I, Robert S. Throop, holds office until the 2001 Annual Stockholders' Meeting; and the Director in Class II, John W. Casey, holds office until the 2002 Annual Stockholders' Meeting.

     Unless authority to vote for the Class III Nominees has been withheld in the enclosed proxy card, the persons named as proxy holders in the proxy card intend to vote at the Annual Meeting for the election of Messrs. McGuire and Frydman, who are incumbent directors, as the Class III Directors of the Company to serve for a term of three years or until their respective successors are elected and qualified. Under Delaware law, the nominees receiving the highest number of votes will be elected as the Class III Directors at the Annual Meeting. As a result, proxies voted to "Withhold Authority," which will be counted, and broker non-votes, which will not be counted, will have no practical effect.

     Messrs. McGuire and Frydman have consented to serve as Directors of the Company if they are elected at the Annual Meeting. If any nominee becomes unavailable for any reason before the election, then the votes represented by the enclosed proxy card will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that the nominee will become unavailable to serve.

     The names and certain information, as of July 5, 2000, concerning the nominees for election as Class III Directors, and the continuing Directors, are set forth below. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED BELOW.

NOMINEES AND DIRECTORS

        NAME AND AGE                        POSITION WITH THE COMPANY
        ------------                        -------------------------
CLASS III NOMINEES
  Thomas R. McGuire, 56         Chairman and Chief Executive Officer and Director
  Ben A. Frydman, 53            Director and Assistant Secretary
CLASS I DIRECTOR
  Robert S. Throop, 62          Director
CLASS II DIRECTOR
  John W. Casey, 56             Director

     Thomas R. McGuire is a founder of the Company and has been its Chairman, Chief Executive Officer and a director since 1977. From 1981 until August 1985 he also served as the Company's Chief Financial Officer and Secretary.

     Ben A. Frydman has served as a director since 1988. Mr. Frydman is, and for more than the past five years has been, engaged in the private practice of law, as a member and shareholder of Stradling Yocca Carlson & Rauth, a Professional corporation, which provided legal services to the Company in 1999.

     Robert S. Throop has served as a director since 1995. Until his retirement in late 1996, and for more than five years prior thereto, Mr. Throop was the Chairman and Chief Executive Officer of Anthem Electronics, Inc. ("Anthem"), which is a national distributor of semiconductor and computer products. Mr. Throop is also a director of Arrow Electronics, Inc., the corporate parent of Anthem, and the Manitowoc Company, both of which are public companies.

     John W. Casey has served as a director since August 1998. From 1980 and until his retirement in 1994, Mr. Casey was President and Chief Executive Officer of Shurflo Pump Manufacturing Company ("Shurflo"), which was engaged in the manufacture and sale of pumps used in pumping and circulating water or other liquids in a variety of products and equipment, including recreational vehicles and soft drink dispensing machines. Mr. Casey also serves as a director of Shurflo Pump Manufacturing Company, A WICOR Company; the Deschutes Basin Land Trust and RV/MHI Heritage Foundation, Inc.

     There are no family relationships among any of the Company's officers or directors.

BOARD MEETINGS

     The Board of Directors of the Company held four meetings during the fiscal year ended December 31, 1999 and each Director attended at least 75% of the number of meetings held by the Board and by each of the Committees on which he served.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has established standing Audit and Compensation Committees.

     The Audit Committee was established to meet with the independent public accountants to review planned audit procedures and to review with the independent public accountants and management the results of audits, including any recommendations of the independent public accountants for improvements in accounting procedures and internal controls. Robert S. Throop and John W. Casey were the members of the Audit Committee in the fiscal year ended December 31, 1999, during which the Committee held one meeting.

     The Compensation Committee reviews programs in the areas of employee and incentive compensation plans, administers the Company's Stock Purchase Plans, and reviews and makes recommendations to the Board of Directors with respect to base salary adjustments and bonuses for all officers and other key personnel of the Company. Robert S. Throop and John W. Casey served as the members of the Compensation Committee in the fiscal year ended December 31, 1999, during which the Committee held one meeting.

     The Board of Directors does not have a Nominating Committee. Instead, the Board of Directors, as a whole, identifies and screens candidates for membership on the Company's Board of Directors.

DIRECTORS' COMPENSATION

     Directors who also are Company employees receive no compensation for serving as directors. Non-employee directors are paid a retainer of $6,000 per year and receive $1,500 for each Board of Directors' meeting attended and are reimbursed for the out-of-pocket expenses incurred in attending those meetings. No compensation is paid for attending meetings of Committees of the Board of Directors on which directors serve. Each non-employee director is automatically granted, on the date of each annual stockholders' meeting, an option to purchase 2,000 shares of the Company's Common Stock at an exercise price that is equal to the fair market value of the shares on the date of grant. These options become fully exercisable six months after the date of grant. Upon joining the Board, each new non-employee director receives an option to purchase 2,000 shares, which becomes exercisable in full one year after the date of grant.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Based on its review of copies of reporting forms and certifications of the Company's directors and executive officers, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors and executive officers in the year ended December 31, 1999 were satisfied, except that Annual Reports on Form 5 to report stock option grants to the Named Officers were inadvertently filed late.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth compensation received for the fiscal year ended December 31, 1999, by the Company's Chief Executive Officer, and the other executive officers whose aggregate cash compensation for services rendered to the Company in all capacities exceeded $100,000 for fiscal year 1999 (collectively, the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                               COMPENSATION AWARDS
                                                                               --------------------
                                                 ANNUAL COMPENSATION                SECURITIES
                NAME AND                  ---------------------------------         UNDERLYING
           PRINCIPAL POSITION             YEAR      SALARY($)      BONUS(1)         OPTIONS(#)
           ------------------             ----      ---------      --------    --------------------
Thomas R. McGuire.......................  1999      $256,499       $   -0-            20,000
  Chairman of the Board and               1998       248,276        20,000               -0-
  Chief Executive Officer                 1997       248,303           -0-            47,500
Sandra A. Knell.........................  1999      $160,000       $   -0-            10,000
  Chief Financial Officer and             1998       143,366        13,500            50,000
  Executive Vice President                1997       134,039           -0-            20,000
Jeffrey R. Wannamaker...................  1999      $160,000       $   -0-            10,000
  Executive Vice President and            1998       160,193        16,500            50,000
  President of Distribution Division      1997       134,039           -0-            20,000
David A. Berger.........................  1999      $114,039       $   -0-            10,000
  Executive Vice President                1998       112,116        10,000            20,000
                                          1997       106,542           -0-            20,000
Dennis A. Castagnola....................  1999      $114,039       $   -0-            10,000
  Executive Vice President and            1998       112,116        10,000            20,000
  President of the DTS Division           1997       108,437           -0-            12,500

---------------
(1) Bonuses were awarded under annual incentive compensation plans.

OPTION GRANTS

                                                                                             POTENTIAL REALIZABLE
                                                                                             VALUE OF OPTIONS AT
                                                                                             ASSUMED ANNUAL RATES
                                NUMBER OF       PERCENT OF                                      OF STOCK PRICE
                               SECURITIES      TOTAL OPTIONS                                   APPRECIATION FOR
                               UNDERLYING       GRANTED TO         EXERCISE                     OPTION TERM(4)
                                 OPTIONS       ALL EMPLOYEES        PRICE       EXPIRATION   --------------------
            NAME               GRANTED(1)    IN FISCAL YEAR(2)   ($/SHARE)(3)      DATE         5%         10%
            ----               -----------   -----------------   ------------   ----------   --------   ---------
Thomas R. McGuire............    20,000            22.0%            $2.25        4/20/09     $73,300    $116,720
Sandra A. Knell..............    10,000            11.0              2.25        4/20/09      36,650      58,360
Jeffrey R. Wannamaker........    10,000            11.0              2.25        4/20/09      36,650      58,360
David A. Berger..............    10,000            11.0              2.25        4/20/09      36,650      58,360
Dennis A. Castagnola.........    10,000            11.0              2.25        4/20/09      36,650      58,360

---------------
(1) These options vest in three approximately equal annual installments of 33.3% of the shares covered by such options. Each option is subject to termination in the event of the optionee's cessation of employment with the Company.

(2) Options to purchase an aggregate of 91,000 shares were granted to all employees in fiscal 1999, including the Named Officers. Each non-employee director received options to purchase 2,000 shares in 1999.

(3) The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the date of exercise, or through a cashless exercise procedure.

(4) There is no assurance that the values that may be realized on exercise of such options will be at or near the values estimated in the table, which arbitrary compounded rates of growth of the price of the Company's stock of 5% and 10% per year.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     There were no option exercises by any of the Named Officers in 1999.

     The following table sets forth information concerning the fiscal year-end value of unexercised options held by the Named Officers.

                                                 NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                                             OPTIONS AT YEAR END 1999(#)         YEAR END 1999($)(1)
                                             ----------------------------    ----------------------------
                   NAME                      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                   ----                      -----------    -------------    -----------    -------------
Thomas R. McGuire..........................    58,834          21,166          $1,666          $3,334
Sandra A. Knell............................    75,667          29,333             833           1,666
Jeffrey R. Wannamaker......................    75,667          29,333             833           1,666
David A. Berger............................    57,667          17,333             833           1,666
Dennis A. Castagnola.......................    30,167          14,833             833           1,666

---------------
(1) Value of unexercised in-the-money options is calculated based on the market share of the underlying securities, minus the exercise price, and assumes sale of the underlying securities on December 31, 1999, at a price of $2.50 per share, the fair market value of the Company's Common Stock on such date.

                       COMPENSATION COMMITTEE INTERLOCKS

     In fiscal year 1999 the members of the Committee were Robert S. Throop and John W. Casey, who are non-employee directors of the Company.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee is a standing committee of the Board of Directors of the Company. The Compensation Committee is responsible for adopting and evaluating the effectiveness of compensation policies and programs for the Company and for making determinations regarding the compensation of the Company's executive officers, subject to review by the full Board of Directors.

     The following report is submitted by the members of the Compensation Committee with respect to the executive compensation policies established by the Compensation Committee and compensation paid or awarded to executive officers for fiscal year 1999.

  Compensation Policies and Objectives

     In adopting compensation programs for executive officers, as well as other employees of the Company, the Compensation Committee is guided by three basic principles:

     - The Company must offer competitive salaries to be able to attract and retain highly-qualified and experienced executives and other management personnel.

     - Annual executive compensation in excess of base salaries should be tied primarily to the Company's performance.

     - The financial interests of the Company's senior executives should be aligned with the financial interests of the stockholders, primarily through stock option grants and other equity-based compensation programs which reward executives for improvements in the market performance of the Company's common stock.

  Salaries and Employee Benefits Programs

     In order to retain executives and other key employees, and to be able to attract additional well-qualified executives when the need arises, the Company strives to offer salaries and health care and other employee benefit programs to its executives and other key employees which are comparable to those offered by competing businesses.

     In establishing salaries for executive officers, the Compensation Committee reviews (i) the historical performance of the executives; and (ii) available information regarding prevailing salaries and compensation programs offered by competing businesses. Another factor which is considered in establishing salaries of executive officers is the cost of living in Northern California where the Company is headquartered, as such cost generally is higher than in other parts of the country.

     In order to retain qualified management personnel, the Company also has followed the practice of seeking to promote executives from within the Company whenever that is practicable. The Board of Directors believes that this policy enhances employee morale and provides continuity of management. Typically, modest salary increases are made in conjunction with such promotions.

  Performance-Based Compensation

     The Compensation Committee believes that, as a general rule, annual compensation in excess of base salaries should be made dependent primarily on the Company's performance. Accordingly, at the beginning of each fiscal year, the Compensation Committee establishes an incentive compensation program for executive officers and other key management personnel under which they may earn bonuses, in amounts ranging from 5% to 100% of their annual salaries, provided the Company achieves or exceeds the earnings goal established for the year.

     The earnings goal is established on the basis of the annual operating plan that is initially developed by management, submitted to the Board of Directors for its review, possible modification and approval. The annual operating plan, which is designed to maximize profitability within the constraints of prevailing economic and competitive conditions, some of which are outside the control of the Company, is developed on the basis of (i) the Company's performance in the prior year; (ii) estimates of sales revenue for the plan year based upon recent market conditions and trends and other factors which, based on historical experience, are expected to affect the level of sales that can be achieved;
(iii) historical operating costs and cost savings that management believes can be realized; and (iv) competitive conditions faced by the Company. By taking all of these factors into account, the earnings goal in the annual operating plan, which is also the basis on which bonus awards are determined under the incentive plan, is fixed at what is believed to be a realistic level so as to make the incentives meaningful to executives and to avoid penalizing executives and other key management personnel for conditions outside of their control.

     In certain instances, bonuses under the incentive plan are awarded not only on the basis of the Company's overall profitability, but also on the achievement by an executive of specific objectives within his or her area of responsibility. For example, a bonus may be awarded for an executive's efforts in achieving greater than anticipated cost savings, or establishing new or expanding existing markets for the Company's products. Typically, the maximum bonus that may be awarded for achievement of specific objectives is determined early in the year to provide the requisite incentive for such performance.

     As a result of this performance-based bonus program, executive compensation generally increases in those years in which the Company's profitability increases. On the other hand, in years in which the Company experiences less than anticipated profit growth, bonuses, and therefore also total executive compensation, tend to be lower. The Company did not achieve the earnings goal that had been established for fiscal 1999, and, accordingly, no bonuses were awarded to any of the executive officers under the incentive compensation program described above.

  Stock Options and Equity-Based Programs

     In order to align the financial interests of senior executives and other key employees with those of the stockholders, the Company grants stock options to its senior executives and other key employees on a periodic basis and makes contributions to an employee stock purchase plan under which officers and employees may elect to have a portion of their salaries withheld and used, together with the Company's contributions, to purchase common stock of the Company. Stock option grants, in particular, reward senior executives and other key employees for performance that results in increases in the market price of the Company's common stock, which directly benefits all stockholders. Moreover, generally options are granted on terms which provide that the options become exercisable in cumulative annual installments, generally over a three-to-five-year period. The Compensation Committee believes that these features of the option grants not only provide an incentive for senior executives to remain in the employ of the Company, but also makes the Company's earnings performance and longer term growth in share prices important for the executives who receive stock options.

     During 1999, the Company granted options to purchase an aggregate of 60,000 shares of its common stock to the Named Officers of the Company. The Company also made contributions to the Company's Employee Stock Purchase Plan, which were designed to increase management ownership of the Company's Common Stock and provide them with a continuing interest in the Company's share performance.

                                Robert S. Throop
                                 John W. Casey

     Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report, and the performance graph below, shall not be incorporated by reference into any such filings.

                              COMPANY PERFORMANCE

     The following graph shows a five-year comparison of cumulative total returns for the Company, the American Stock Exchange composite index (the "AMEX Composite"), and an index of peer group companies (the "Peer Group") selected by the Company as described below.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                     (COMPANY, AMEX COMPOSITE, PEER GROUP)
[PERFORMANCE GRAPH]

                                               COAST DISTRIBUTION SYSTEM,
                                                          INC.                  PEER GROUP INDEX            AMEX MARKET INDEX
                                               --------------------------       ----------------            -----------------
1994                                                    100.00                       100.00                      100.00
1995                                                     78.69                       131.13                      128.50
1996                                                     47.54                       149.91                      136.01
1997                                                     40.98                       192.05                      163.66
1998                                                     36.07                       167.92                      161.44
1999                                                     32.79                       137.97                      201.27

     The total cumulative return on investment (change in the period-end stock price plus reinvested dividends) for each of the periods for the Company, the AMEX Composite and the Peer Group is based on the stock price or index at the end of fiscal 1994.

     The graph above compares the performance of the Company with that of (i) the AMEX Composite Index and (ii) a Peer Group Index consisting of four manufacturers of recreational vehicles and boats and one company that sells boating parts, supplies and accessories both at wholesale and at retail. The Peer Group consists of Brunswick Corporation, Coachmen Industries Inc., Fleetwood Enterprises, Inc., Winnebago Industries, Inc. and West Marine Inc.

                            INDEPENDENT ACCOUNTANTS

     During 1999 Grant Thornton provided audit services to the Company, which included the examination of the Company's financial statements for the year ended December 31, 1999. The Company has not yet selected auditors for fiscal year 2000. A representative of Grant Thornton is expected to be present at the Annual Meeting to respond to appropriate questions from stockholders, and will have an opportunity to make a statement if he so desires.

                                 ANNUAL REPORT

     The 1999 Annual Report to Stockholders of the Company is being sent with this Proxy Statement to each stockholder of record as of July 5, 2000. The Annual Report is not to be regarded as proxy solicitation material.

                             STOCKHOLDER PROPOSALS

     Any stockholder desiring to submit a proposal for action at the 2001 Annual Meeting of Stockholders and presentation in the Company's Proxy Statement with respect to such Meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than March 22, 2001 in order to be considered for inclusion in the Company's proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

                                 OTHER MATTERS

     Management is not aware of any other matters to come before the Annual Meeting. If any other matter not mentioned in this Proxy Statement is brought before the Annual Meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                                          By Order of the Board of Directors

                                          Sandra A. Knell
                                          Secretary
July 21, 2000

     COPIES OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, AS AMENDED, FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY, THE COAST DISTRIBUTION SYSTEM, INC., 350 WOODVIEW AVENUE, MORGAN HILL, CALIFORNIA 95037.

PROXY                 THE COAST DISTRIBUTION SYSTEM, INC.
             2000 ANNUAL MEETING OF STOCKHOLDERS -- AUGUST 22, 2000 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Thomas R. McGuire, Robert S. Throop and John
W. Casey, and each of them, individually, as attorneys and Proxies, with full power of substitution, to represent the undersigned and to vote, as designated below, all the shares of Common Stock of The Coast Distribution System, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's Executive Offices, 350 Woodview Avenue, Morgan Hill, California, at 10:00 A.M. on Tuesday, August 22, 2000.

1. ELECTION OF DIRECTORS:             [ ] FOR The nominees listed below          [ ] WITHHOLD AUTHORITY
                                                                                  (to vote for the nominees listed below)

                       Thomas R. McGuire; Ben A. Frydman

--------------------------------------------------------------------------------

(To withhold authority for any individual Nominee, please write his name in the space provided above)

2. IN THEIR DISCRETION, UPON OTHER BUSINESS WHICH PROPERLY COMES BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

      IMPORTANT -- PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER ON THE REVERSE SIDE OF THIS PROXY. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION, AS DIRECTORS, OF THE NOMINEES NAMED ON THE REVERSE SIDE OF THIS PROXY. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO CUMULATE VOTES FOR ANY OR ALL OF THE NOMINEES FOR ELECTION OF DIRECTORS FOR WHICH AUTHORITY TO VOTE HAS NOT BEEN WITHHELD.

                                                       Date , 2000

                                                       -------------------------
                                                             (Signature of
                                                             Stockholder)

                                                       -------------------------
                                                       Please sign your name
                                                       exactly as it appears
                                                       hereon. Executors,
                                                       administrators,
                                                       guardians, officers of
                                                       corporations, and others
                                                       signing in fiduciary
                                                       capacity should state
                                                       their full titles as
                                                       such.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN
         THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.